Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C., CHAPTER 63, SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

May 10, 2012

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.  This certification is not to be deemed to be filed pursuant to the Securities Exchange Act of 1934, as amended, and does not constitute a part of the Quarterly Report on Form 10-Q for the period ended March 31, 2012 (the “Report”) accompanying this letter and is not to be incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

I, Edward R. Muller, Chairman of the Board and Chief Executive Officer of GenOn Energy, Inc., certify that, to the best of my knowledge:

1.  the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of GenOn Energy, Inc.

/S/ EDWARD R. MULLER
Name:	Edward R. Muller
Chairman of the Board and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to GenOn Energy, Inc. and will be retained by GenOn Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.